Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-203503) of Kura Oncology, Inc. of our report dated February 27, 2015, with respect to our audits of the financial statements of Zeta Acquisition Corp. III for the years ended December 31, 2014 and 2013, and the cumulative period from inception (November 16, 2007) to December 31, 2014.

/s/ LWBJ, LLP

West Des Moines, Iowa

June 2, 2015